EXHIBIT 6(c)

                                SERVICE AGREEMENT

         This AGREEMENT is entered into between __________________ ("Servicer") and InterSecurities, Inc. ("Distributor") (collectively, "Parties"), effective as of ______________, 19__.

         WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, Distributor is the principal underwriter for certain open-end investment companies registered with the SEC under the Investment Company Act of 1940, as amended ("1940 Act"), and which are set forth in Schedule A attached hereto ("Funds"), pursuant to an Underwriting Agreement between each Fund and Distributor;

         WHEREAS, each Fund offers for sale shares of the Fund, which may include shares issued in separate series or classes ("Shares");

         WHEREAS, certain of the Funds have adopted a plan of distribution pursuant to Rule 12b-1 under the 1940 Act ("Plan") with respect to Shares and approved the form of this Agreement pursuant to Rule 12b-1;

         WHEREAS, Servicer desires to make it possible for its customers and clients ("Investors") to purchase Shares and to act as the Investors' agent in performing certain administrative support services in connection with purchases and redemptions of Shares from time to time upon the order and for the account of the Investors and to provide related services to the Investors in connection with investments in the Funds ("Services"); and

         WHEREAS, Distributor desires to retain Servicer to furnish the Services;

         NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein contained, which consideration is full and complete, Distributor and Servicer mutually agree as follows:

         1. APPOINTMENT. Distributor hereby appoints Servicer to render or cause to be rendered the Services set forth in Paragraph 2 of this Agreement with respect to Investors. Servicer accepts such appointment and, while this Agreement is in force, shall render the Services and the obligations set forth herein for the compensation herein provided. Servicer's appointment hereunder is non-exclusive, and the Parties recognize and agree that, from time to time, Distributor may enter into service agreements with other entities. Servicer shall prepare such quarterly reports in connection with such Services as Distributor may reasonably request.

         2. SERVICES TO BE PROVIDED. The Services to be provided by Servicer pursuant to Paragraph 1 of this Agreement may include, but are not limited to, the following Services:

         (a) maintaining account records and providing subaccounting for Investors that become shareholders of one or more of the Funds ("Shareholders");

         (b) transmitting Shareholder orders to purchase, redeem, and exchange Shares;

         (c) transfer and receipt funds for the purchase and redemption of shares, and confirming and reconciling all such transactions;

         (d)  review of activity in Shareholders' Fund accounts;

         (e) assisting Investors or Shareholders to complete application forms and designate and update dividend options, account designations and mailing addresses;

         (f) maintaining and distributing current copies of the Funds' prospectuses and semi-annual and annual reports;

         (g) transmitting proxy statements on behalf of the Funds and receiving, tabulating and transmitting to the Funds proxies executed by Shareholders with respect to meetings of Shareholders;


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         (h)  advertising and otherwise informing Investors of the
              availability of Shares;

         (i) providing assistance and review in designing materials relating to the Funds to distribute to Investors and developing methods of making such materials accessible to Investors and potential Investors;

         (j) responding to inquiries from Shareholders and Investors regarding various matters relating to the Funds;

         (k) providing, or assisting the Funds in obtaining, information from Shareholders required by the Funds in connection with the establishment of Fund accounts and the purchase of Shares;

         (l) taking reasonable steps to ensure that taxpayer identification numbers provided by Shareholders are correct and providing Distributor with timely written notice of any failure to obtain such correct taxpayer identification numbers; and

        (m) providing such other services as may be agreed upon from time to time and as may be permitted by applicable statutes, rules and regulations.

         The Services set forth above are illustrative. Servicer is not required to perform each Service and may at any time perform either more or fewer Services than described above as Servicer shall deem appropriate under the circumstances.

         3. EXPENSES. During the term of this Agreement, Servicer shall pay all expenses incurred by it in connection with Services provided pursuant to this Agreement, except out-of-pocket expenses incurred by Servicer in connection with the transmittal of proxy materials to Shareholders and the tabulation and submission to a Fund of proxies executed by Shareholders, for which Servicer may obtain reimbursement from that Fund or its agent.

         4. COMPENSATION. For the Services provided and the expenses assumed by Servicer pursuant to this Agreement, Distributor shall pay Servicer the compensation as set forth in Schedule B, attached hereto. Payment of this compensation or the terms thereof may be modified or terminated at any time by Distributor sending a new Schedule B to Servicer.

         5.   PURCHASES AND REDEMPTIONS OF SHARES.

         (a) Orders received from Servicer for the purchase of Shares shall be accepted by Distributor through Idex Investor Services, Inc. ("Transfer Agent"), only at the public offering price applicable to each order as set forth in the then current prospectus and statement of additional information (collectively, "Prospectus") of the applicable Fund. The procedure relating to the handling of orders shall be in accordance with oral or written instructions that Distributor, Transfer Agent or the Fund shall forward to Servicer from time to time. Payments for Shares ordered from Distributor must be received together with Servicer's order and shall be made as specified in the applicable Fund's Prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund's Prospectus, Distributor reserves the right, without notice, to cancel the sale and to hold Servicer responsible for any loss sustained as a result thereof. All orders are subject to acceptance or rejection, in their sole discretion, by Distributor, the Fund, or by the Transfer Agent acting on behalf of Distributor and the Fund, and orders shall be effective only upon confirmation by Distributor, the Fund, or the Transfer Agent. Servicer shall place orders for Shares in accordance with the minimum initial and subsequent purchase requirements as set forth in the Prospectus of the Fund. Distributor reserves the right in its discretion and without notice to Servicer to reject any purchase request, suspend sales, or withdraw the offering of Shares.

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         (b)  Servicer shall in no event place orders for Shares unless it has already received purchase orders from Investors for such Shares at the applicable public offering price as set forth in the Prospectus of the applicable Fund and subject to the terms thereof. Servicer shall not offer or sell any Shares except under circumstances that will result in compliance with all applicable federal and state securities laws, and that in connection with sales and offers to sell Shares, Servicer shall furnish to each person to whom any such sale or offer is made, at or prior to the time of the offering or sale, a copy of the then current prospectus of the applicable Fund and, if requested, the then current statement of additional information of the Fund. Distributor shall supply Servicer with reasonable quantities of prospectuses, statements of additional information, supplemental sales literature, periodic reports and proxy solicitation materials of the Funds upon request.

                  CHECK SECTION 5(C)(1) OR 5(C)(2), WHICHEVER IS APPLICABLE:

___(c)(1)     Servicer shall make Shares available to Investors on a fully disclosed basis, wherein Distributor shall confirm purchases and redemptions directly to Investors as recordholders of the Shares and the Transfer Agent will maintain records for each such Investor. Servicer shall assist Distributor in obtaining all information Distributor or the Funds may reasonably request in connection with the Investors purchase and redemption of Shares.
              Servicer hereby represents and warrants that it will have full right, power and authority to effect transactions in Shares of the Funds on behalf of Investors for whom it effects such transactions.

                                       or

___(c)(2)     Servicer shall make Shares available to Investors on an "omnibus"
              basis, wherein Servicer shall be the recordholder of the Shares and will be responsible for subaccounting and the confirmation of purchases and redemptions by the Investors. Each Fund, at the request of regulatory authorities having jurisdiction over it, may request, and in such event, Servicer shall furnish to that Fund, a list of all Shareholders' accounts maintained by Servicer, showing each account name, address and shareholding. Servicer shall provide Distributor or the Fund with such other information as they may reasonably request, including the location by state of Shares sold. All information provided by Servicer to Distributor shall be accurate and complete. Servicer hereby represents and warrants that it will have full right, power and authority to effect transactions in Shares of the Funds on behalf of Investors for whom it effects such transactions.

         (d) Servicer shall offer and sell Shares only in states and jurisdictions in which the Shares are registered and qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. Distributor shall keep Servicer fully informed with respect to the states and jurisdictions so qualified and exempt; however, Distributor assumes no responsibility or obligation as to Servicer's right to make available Shares in any state or jurisdiction.

         (e) Orders received from Servicer for the redemption of Shares shall be executed through the Transfer Agent only at the public offering price applicable to each order as set forth in the Prospectus of the applicable Fund and subject to the terms thereof.

         (f) Exchanges (i.e., the investment of the proceeds from the liquidation of the Shares of one Fund in the Shares of another
              Fund) shall be made by Servicer subject to and in accordance with the Prospectus of the applicable Fund.

         6. INDEMNIFICATION. Servicer agrees to indemnify and hold harmless Distributor, the Fund and the Transfer Agent, and their respective subsidiaries, affiliates, officers, trustees, directors, agents and employees against any and all direct and indirect claims, damages, liabilities, losses, expenses or costs (including any legal or other expenses incurred in connection with investigating or defending any such claim, damage, liability or loss) to which any of them become subject arising from, related to, or otherwise connected with: (1) any breach by Servicer of any provision of this Agreement; (2) any action or omission of Distributor or the Funds in reliance upon any oral, written or electronically transmitted communication given by or on behalf of Servicer which Distributor or the Fund believes to be genuine; and (3) any act or failure to act by Servicer. This Paragraph 6 shall survive the termination of this Agreement.

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         7. INFORMATION PERTAINING TO THE SHARES. Servicer and its officers, employees and agents shall not (a) make any representation, or furnish to any person any information, relating to the Funds or the Shares that is inconsistent in any respect with the information contained in the respective Prospectuses of the Funds (as then amended or supplemented) or any printed material provided to Servicer by Distributor or the Funds, or (b) cause any written materials to be used in connection with sale of Shares or any advertisement to be published in any newspaper, broadcast by television, radio or other means, or posted in any public place without the prior written consent of Distributor.

         8.   STATUS OF SERVICER.

         (a) The signing of this Agreement and the purchase of Shares pursuant hereto is a representation by Servicer that it is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized and that it is either (i) a "bank" as that term is defined by Section 3(a)(6) of the 1934 Act, or (ii) a member in good standing with the NASD and a broker-dealer registered under the 1934 Act affiliated with a bank.

         (b) If Servicer is a "bank," Servicer represents and warrants that it shall act in accordance with all applicable federal and state laws, including the rules and regulations of all applicable federal and state bank regulatory agencies and authorities. Servicer shall give written notice to Distributor promptly in the event that Servicer shall cease to be a bank as defined in Section 3(a)(6) of the 1934 Act.

         (c) If Servicer is a registered broker-dealer, Servicer represents and warrants that it shall act in accordance with all applicable federal and state laws and the Rules of Fair Practice of the NASD, including Section 26 of Article III of such Rules. Servicer shall notify Distributor immediately (1) in the event Servicer ceases to be a member in good standing of the NASD or Servicer is found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or (2) upon the occurrence of any other event which may otherwise materially affect its ability to act in accordance with this Agreement.

         (d) Servicer shall, for all purposes herein, be deemed to be an independent contractor. Nothing in this Agreement shall be deemed or construed to make Servicer an employee, agent, representative or partner of Distributor or any Fund, and Servicer is not authorized to act for a Fund or Distributor or to make any representations on behalf of Distributor or any Fund.

         9. SOLICITATION OR PROXIES. Servicer shall not solicit or cause to be solicited, directly or indirectly, at any time, any proxies from the Shareholders of any Fund in opposition to proxies solicited by management of the Fund, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of Trustees of the Fund constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 9 shall survive the termination of this Agreement.

        10. ACTIVITIES OF SERVICER. The Parties recognize that Servicer may be subject to the provisions of the Glass-Steagall Act of 1933, as amended, and other federal and state laws and regulations governing the permissible activities of banks and their affiliates. Servicer shall be solely responsible for the determination that its activities and obligations pursuant to this Agreement are permissible under such laws and regulations.

        11. DURATION OF AGREEMENT. For each series or class of Shares with respect to which a Fund has adopted a Plan, this Agreement shall continue in effect for one year from the date of its execution and thereafter for successive periods of one year, provided that the form of this Agreement is approved at least annually by the Board of Trustees of that Fund, including a majority of the members of the Board of Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any agreements related to the Plan (the "Disinterested Trustees") case in person at a meeting called for voting on such continuance.

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        12.   TERMINATION.

        (a) Notwithstanding paragraph 11 hereof, this Agreement may be terminated with respect to a particular Fund as follows:

              (i) at any time, without the payment of any penalty, by the vote of the Board of Trustees of the Fund, by the vote of a majority of the Disinterested Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, or separate series or class thereof, as defined in the 1940 Act on not more than sixty (60) days' written notice to the Parties to this Agreement;

              (ii) automatically in the event of the termination of the Underwriting Agreement or the Administrative Services Agreement between the Fund and Distributor;

              (iii) automatically in the event of the assignment (as defined in the 1940 Act) of this Agreement;

              (iv) by either Party to the Agreement without cause by giving the other Party at least sixty (60) days' written notice of its intention to terminate;

              (v) if Servicer is a bank, in the event of Servicer's ceasing to be a bank as defined in Section 3(a)(6) of the 1934 Act; and

              (vi) if Servicer is a registered broker-dealer, (1) in the event Servicer ceases to be a member in good standing of the NASD or Servicer is found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or (2) upon the occurrence of any other event which may otherwise materially affect its ability to act in accordance with this Agreement.

        (b) The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

        13. NOTICES. Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed, postage prepaid to the other Party's principal place of business, attention: Legal Department, or to such other place as shall have been previously specified by written notice given to the other Party.

        14. AMENDMENTS TO AGREEMENT. This Agreement may be amended by Distributor from time to time by the following procedure. Distributor shall provide notice of the amendment to Servicer in the manner set forth in Paragraph
13. If Servicer does not object to the amendment within thirty (30) days after its receipt, the amendment shall become part of this Agreement. Servicer's objection must be in writing and be received by Distributor within such thirty
(30) days of Servicer's receipt of the amendment. Any order to purchase Shares placed by Servicer after notice of any amendment to this Agreement has been sent to Servicer shall constitute Servicer's agreement to such amendment.

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        15. MISCELLANEOUS. This Agreement constitutes the entire agreement between the Parties and no conditions or warranties shall be implied unless expressly set forth herein. This Agreement and all of the rights and obligations of the Parties hereunder shall be governed by and construed under the laws of the State of Florida. To the extend that the applicable laws of the State of Florida conflict with the applicable provisions of the federal securities laws, the latter shall prevail. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers designated below.

                                    -----------------------------
                                    Servicer
                                    (Please Print or Type)

                                    -----------------------------
                                    Address

                                    -----------------------------
                                    City       State    Zip Code

                                    By: /s/
                                       --------------------------
                                       Name:
                                       Title:

                                       InterSecurities, Inc.
                                       201 Highland Avenue
                                       Largo, Florida  34640
                                       By: /s/
                                          -----------------------
                                          Name:
                                          Title:

                                  AMENDMENT TO
                        SCHEDULE A FOR SERVICE AGREEMENT

Distributor is the principal underwriter for each of the following registered investment companies:

          IDEX Fund

          IDEX II Series Fund
                  IDEX II Growth Portfolio                    IDEX II Balanced Portfolio
                           Class A Shares                            Class A Shares
                           Class B Shares                            Class B Shares
                           Class C Shares                            Class C Shares
                  IDEX II Global Portfolio                    IDEX II Capital Appreciation Portfolio
                           Class A Shares                            Class A Shares
                           Class B Shares                            Class B Shares
                           Class C Shares                            Class C Shares
                  IDEX II Flexible Income Portfolio           IDEX II Aggressive Growth Portfolio
                           Class A Shares                            Class A Shares
                           Class B Shares                            Class B Shares
                           Class C Shares                            Class C Shares
                  IDEX II Tax-Exempt Portfolio                IDEX II Equity-Income Portfolio
                           Class A Shares                            Class A Shares
                           Class B Shares                            Class B Shares
                           Class C Shares                            Class C Shares
                  IDEX II Income Plus Portfolio               IDEX II Tactical Asset Allocation Portfolio
                           Class A Shares                            Class A Shares
                           Class B Shares                            Class B Shares
                           Class C Shares                            Class C Shares
                  IDEX II C.A.S.E. Portfolio
                           Class A Shares
                           Class B Shares
                           Class C Shares

Dated February 1, 1996

                                            InterSecurities, Inc.
                                            Principal Underwriter for
                                            IDEX Fund and IDEX II Series Fund

                                            By: /s/ G. John Hurley
                                                -----------------------------
                                                G. John Hurley, President

                                  AMENDMENT TO
                        SCHEDULE B FOR SERVICE AGREEMENT

A. With respect to each purchase of Shares of a Fund by or on behalf of an Investor pursuant to an order placed by Servicer, Distributor shall pay Servicer an amount equal to the dealer allowance, if any, specified in the then current prospectus of that Fund that would be applicable to that purchase of Shares if Servicer were acting as a dealer in that transaction. The amounts due Servicer shall be paid quarterly; however, if any Shares purchased by or through Servicer are redeemed or repurchased within seven (7) days after Servicer's order to purchase those Shares, Servicer shall refund to Distributor any fee paid to Servicer as a result of that order.

B. For the personal services and/or maintenance of shareholder accounts described in Paragraph 2 of the Service Agreement, Distributor shall pay to Servicer a fee, computed on an annual basis and paid quarterly, in an amount equal to the applicable percentage of the average aggregate net asset value of the Shares of the Fund, as set forth below, held by or on behalf of Investors. For the month and year in which this Schedule B becomes effective or the Agreement terminates, there shall be an appropriate proration of the fee payable hereunder made on the basis of the number of days that the Schedule or Agreement, as applicable, is in effect.

         IDEX Fund                                                         N/A

         IDEX II Series Fund:
                  IDEX II Growth Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Global Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.60%*
                  IDEX II Flexible Income Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Tax-Exempt Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Income Plus Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Balanced Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Capital Appreciation Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*



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                  IDEX II Aggressive Growth Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Equity-Income Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II Tactical Asset Allocation Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*
                  IDEX II C.A.S.E. Portfolio
                           Class A Shares                                 0.25%
                           Class B Shares                                 0.25%
                           Class C Shares                                 0.90%*



---------------------------
         * Consists of an annual distribution fee of up to 0.75%, and an annual service fee of up to 0.25%; however the total fee payable may not on an annualized basis exceed 0.90% of the average daily net assets of Class C shares of each Portfolio (0.60% for the Tax-Exempt Portfolio). The Distributor currently reallows the total distribution and service fees to Servicer for the sale of Class C shares.

Dated February 1, 1996                 InterSecurities, Inc.
                                       Principal Underwriter for
                                       IDEX Fund and IDEX II Series Fund

                                       By: /s/ G. John Hurley
                                          -------------------------------
                                          G. John Hurley, President

                                        2